Exhibit 21

SUBSIDIARIES OF U.S. CONCRETE, INC.

Alberta Investments, Inc.
Alliance Haulers, Inc.
American Concrete Products, Inc.
Atlas-Tuck Concrete, Inc.
B.W.B., Inc. of Michigan
Beall Concrete Enterprises, LLC
Beall Industries, Inc.
Beall Investment Corporation, Inc.
Beall Management, Inc.
Breckenridge Ready-Mix, Inc.
Builders’ Redi-Mix, LLC
BWB, LLC
Central Concrete Supply Co., Inc.
Central Precast Concrete, Inc.
Concrete XXXI Acquisition, Inc.
Concrete XXXII Acquisition, Inc.
Concrete XXXIII Acquisition, Inc.
Concrete XXXIV Acquisition, Inc.
Concrete XXXV Acquisition, Inc.
Concrete XXXVI Acquisition, Inc.
Eastern Concrete Materials, Inc.
Ingram Concrete, LLC
Kurtz Gravel Company
Master Mix, LLC
MG, LLC
Redi-Mix Concrete, LP
Redi-Mix, GP LLC
Redi-Mix, LLC
San Diego Precast Concrete, Inc.
Sierra Precast, Inc.
Smith Pre-cast, Inc.
Superior Concrete Materials, Inc.
Superior Holdings, Inc.
Superior Materials, LLC
Superior Materials Holdings, LLC
USC Atlantic, Inc.
USC Management Co., LLC
USC Michigan, Inc.
USC Payroll, Inc.
U.S. Concrete On-Site, Inc.